Exhibit 99
                                       to
                                    Form 10-Q
                                       of
                  Protective Life and Annuity Insurance Company
                               for the nine months
                            ended September 30, 1999


                   Safe Harbor for Forward-Looking Statements


         The Private Securities Litigation Reform Act of 1995 (the "Act") encourages companies to make "forward-looking statements" by creating a safe harbor to protect the companies from securities law liability in connection with forward-looking statements. Forward-looking statements can be identified by use of words such as "expect," "estimate," "project," "budget," "forecast," "anticipated," "plan," and similar expressions. Protective Life and Annuity Insurance Company ("the Company") intends to qualify both its written and oral forward-looking statements for protection under the Act.

         To qualify oral forward-looking statements for protection under the Act, a readily available written document must identify important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company provides the following information to qualify forward-looking statements for the safe harbor protection of the Act.

         The Company is a stock life insurance company founded in 1978. All outstanding shares of the Company's common stock are owned by Protective Life Insurance Company ("Protective"), which is the principal operating subsidiary of Protective Life Corporation ("PLC"), an insurance holding company whose common stock is traded on the New York Stock Exchange under the symbol "PL". All outstanding shares of Company's preferred stock are owned by PLC. The Company is authorized to transact insurance business, as an insurance company or reinsurance company in 48 states, including New York.

         Protective Life Corporation ("PLC") through its subsidiaries provides financial services through the production, distribution, and administration of insurance and investment products. PLC operates through seven divisions whose principal strategic focuses can be grouped into six general categories: life insurance, specialty insurance products, and retirement savings and investment products. The life insurance category includes the Acquisitions, Individual Life, and West Coast Divisions. The specialty insurance products category includes the Dental and Consumer Benefits ("Dental") and Financial Institutions Divisions. The retirement savings and investment products category includes the Stable Value Products and Investment Products Divisions.

         The Company, since it is licensed in the State of New York, is the entity through which PLC markets, distributes, and services insurance and annuity products in New York. As of September 30, 1999, the Company was involved in the operations of four of PLC's Divisions: the


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Acquisition Division,  the Dental Division,  the Financial Institutions Division
and the Investment Products Division. The Company has an additional business segment which is described herein as Corporate and Other.

         The operating results of companies in the insurance industry have historically been subject to significant fluctuations due to competition, economic conditions, interest rates, investment performance, maintenance of insurance ratings, and other factors. Certain known trends and uncertainties which may affect future results of the Company are discussed more fully below.

We operate in a mature, highly competitive industry, which could limit our ability to gain or maintain our position in the industry.

         Life and health insurance is a mature industry. In recent years, the industry has experienced virtually no growth in life insurance sales, though the aging population has increased the demand for retirement savings products. Insurance is a highly competitive industry and the Company encounters significant competition in all lines of business from other insurance companies, many of which have greater financial resources than the Company, as well as competition from other providers of financial services.

         The life and health insurance industry is consolidating, with larger, more efficient organizations emerging from consolidation. Also, mutual insurance companies are converting to stock ownership which will give them greater access to capital markets. Additionally, the United States Congress has approved legislation that would permit commercial banks, insurance companies and investment banks to combine, provided certain requirements are satisfied.

         The Company's ability to compete is dependent upon, among other things, its ability to attract and retain distribution channels to market its insurance and investment products, its ability to develop competitive and profitable products, its ability to maintain low unit costs, and its maintenance of strong financial strength and claims-paying-ability ratings from rating agencies.

         The Company competes against other insurance companies and financial institutions in the origination of commercial mortgage loans.

A ratings downgrade could adversely affect our ability to compete.

         Ratings are an important factor in the Company's competitive position. Rating organizations periodically review the financial performance and condition of insurers, including the Company. A downgrade in the ratings of the Company could adversely affect its ability to sell its products and its ability to compete for attractive acquisition opportunities.

         Rating organizations assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to general economic conditions and circumstances outside the rated company's control. For the past several years rating downgrades in the industry have exceeded upgrades.



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Our policy claims fluctuate from year to year.

         The Company's results may fluctuate from year to year on account of fluctuations in policy claims received by the Company.

We could be forced to sell illiquid investments at a loss to cover policyholder withdrawals.

         Many of the products offered by the Company allow policyholders and contract holders to withdraw their funds under defined circumstances. The Company designs products and configures investment portfolios so as to provide and maintain sufficient liquidity to support anticipated withdrawal demands and contract benefits and maturities. Formal asset/liability management programs and procedures are used to monitor the relative duration of the Company's assets and liabilities. While the Company owns a significant amount of liquid assets, many of its assets are relatively illiquid. Significant unanticipated withdrawal or surrender activity could, under some circumstances, compel the Company to dispose of illiquid assets on unfavorable terms, which could have a material adverse effect on the Company.

Interest-rate fluctuations could negatively affect our spread income.

         Significant changes in interest rates expose insurance companies to the risk of not earning anticipated spreads between the interest rate earned on investments and the credited rates paid on outstanding policies. Both rising and declining interest rates can negatively affect the Company's spread income. For example, certain of the Company's insurance and investment products guarantee a minimum credited interest rate. While the Company develops and maintains asset/liability management programs and procedures designed to preserve spread income in rising or falling interest rate environments, no assurance can be given that significant changes in interest rates will not materially affect such spreads.

         Lower interest rates may result in lower sales of the Company's insurance and investment products.

Insurance companies are highly regulated.

         The Company is subject to government regulation in each of the states in which it conducts business. Such regulation is vested in state agencies having broad administrative power dealing with many aspects of the insurance business, which may include premium rates, marketing practices, advertising, policy forms, and capital adequacy, and is concerned primarily with the protection of policyholders rather than share owners. The Company cannot predict the form of any regulatory initiatives.

         The Company acts as a fiduciary and is subject to regulation by the United States Department of Labor when providing a variety of products and services to employee benefit plans governed by ERISA. Severe penalties are imposed by ERISA on fiduciaries that breach their duties to the plans under ERISA's prohibited transaction provisions.



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         Certain  policies,  contracts and annuities  offered by the Company are subject to regulation  under the federal  securities  laws  administered  by the
Securities  and  Exchange  Commission.   The  federal  securities  laws  contain
regulatory restrictions and criminal, administrative and private remedial provisions.

A  tax  law  change  could   adversely   affect  our  ability  to  compete  with
non-insurance products.

         Under the Internal Revenue Code of 1986, as amended, income tax payable by policyholders on investment earnings is deferred during the accumulation period of certain life insurance and annuity products. This favorable tax treatment may give certain of the Company's products a competitive advantage over other non-insurance products. To the extent that the Internal Revenue Code is revised to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax-deferred status of competing products, all life insurance companies, including the Company, would be adversely affected with respect to their ability to sell such products, and, depending on grandfathering provisions, the surrenders of existing annuity contracts and life insurance policies. In addition, life insurance products are often used to fund estate tax obligations. If the estate tax was eliminated, the demand for certain life insurance products would be adversely affected. The Company cannot predict what future tax initiatives may be proposed which could affect the Company.

Industrywide litigation concerning sales practices, agent misconduct, failure to supervise agents, and other matters could result in substantial judgements against us.

     A number of civil jury verdicts have been returned against insurers in the jurisdictions in which the Company does business involving the insurers' sales practices, alleged agent misconduct, failure to properly supervise agents, and other matters. Increasingly these lawsuits have resulted in the award of substantial judgments against the insurer that are disproportionate to the actual damages, including material amounts of punitive damages. In some states, including Alabama (where the Company maintains its headquarters), juries have substantial discretion in awarding punitive and non-economic compensatory damages, which creates the potential for unpredictable material adverse judgments in any given lawsuit. The Company and its affiliates, like other insurers, in the ordinary course of business, are involved in such litigation or alternatively in arbitration. The outcome of any such litigation or arbitration cannot be predicted with certainty. In addition, in some class action and other lawsuits involving insurers' sales practices, insurers have made material settlement payments.

Our investments are subject to risks.

         The Company's invested assets (including derivative financial instruments) are subject to customary risks of defaults and changes in market values. The value of the Company's commercial mortgage portfolio depends in part on the financial condition of the tenants occupying the properties which the Company has financed. Factors that may affect the overall default rate on, and market value of, the Company's invested assets include interest rate levels, financial market performance, and general economic conditions, as well as particular circumstances affecting the businesses of individual borrowers and tenants.



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Our acquisition strategy involves risks.

         The Company has actively pursued a strategy of acquiring blocks of insurance policies. This acquisition strategy has increased the Company's earnings in part by allowing the Company to position itself to realize certain operating efficiencies associated with economies of scale. The Company has also from time to time acquired other companies and continued to operate them as subsidiaries. There can be no assurance, however, that suitable acquisitions, presenting opportunities for continued growth and operating efficiencies, will continue to be available to the Company, or that the Company will realize the anticipated financial results from its acquisitions.

We are dependent on the performance of others.

         The Company's results may be affected by the performance of others because the Company has entered into various ventures involving other parties. Examples include, but are not limited to: many of the Company's products are sold through independent distribution channels; the Investment Products Division's variable annuity deposits are invested in funds managed by unaffiliated investment managers; and a portion of the sales in the Individual Life, West Coast, Dental, and Financial Institutions Divisions comes from arrangements with unrelated marketing organizations.

Year 2000 computer compliance issues may adversely affect us.

         Computer hardware and software often denote the year using two digits rather than four; for example, the year 1999 often is denoted by such hardware and software as "99." It is probable that such hardware and software will malfunction when calculations involving the year 2000 are attempted because the hardware and/or software will interpret "00" as representing the year 1900 rather that the year 2000. This "Year 2000" issue potentially affects all individuals and companies (including the Company, its customers, business partners, suppliers, banks, custodians and administrators). The problem is most prevalent in older mainframe systems, but personal computers and equipment containing computer chips could also be affected.

     The Company shares computer hardware and software with its ultimate parent, Protective Life Corporation ("PLC"), and other affiliates of PLC.

         Because PLC does not control all of the factors that could impact its Year 2000 readiness, there can be no assurances that PLC's efforts will be successful, that interactions with other service providers with Year 2000 issues will not impair PLC's or the Company's operations, or that the Year 2000 issue will not otherwise adversely affect PLC or the Company.

         Should some of PLC's systems not be available due to Year 2000 problems, in a reasonable likely worst case scenario, PLC or the Company may experience significant delays in its ability to perform certain functions, but does not expect an inability to perform critical functions or to otherwise conduct business. However, other worst case scenarios, depending upon their duration, could have a material adverse effect on PLC and the Company and their operations.



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Our reinsurance program involves risks.

         The Company cedes insurance to other insurance companies through reinsurance. However, the Company remains liable with respect to ceded insurance should any reinsurer fail to meet the obligations assumed by it. The cost of reinsurance is, in some cases, reflected in the premium rates charged by the Company. Under certain reinsurance agreements, the reinsurer may increase the rate it charges the Company for the reinsurance, though the Company does not anticipate increases to occur. Therefore, if the cost of reinsurance were to increase with respect to policies where the rates have been guaranteed by the Company, the Company could be adversely affected.

         Additionally, the Company assumes policies of other insurers. Any regulatory or other adverse development affecting the ceding insurer could also have an adverse effect on the Company.

         FORWARD-LOOKING STATEMENTS EXPRESS EXPECTATIONS OF FUTURE EVENTS AND/OR RESULTS. ALL FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN AS THEY ARE BASED ON VARIOUS EXPECTATIONS AND ASSUMPTIONS CONCERNING FUTURE EVENTS AND THEY ARE SUBJECT TO NUMEROUS KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. DUE TO THESE INHERENT UNCERTAINTIES, INVESTORS ARE URGED NOT TO PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS. IN ADDITION, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE FORWARD-LOOKING STATEMENTS TO REFLECT CHANGED ASSUMPTIONS, THE OCCURRENCE OF UNANTICIPATED EVENTS, OR CHANGES TO PROJECTIONS OVER TIME.


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